Contact:	Joyce Carson Exelon Investor Relations 312-394-3441	FOR IMMEDIATE RELEASE

Jennifer Medley Exelon Corporate Communications 312-394-7189
Exelon Announces First Quarter Results;
Reaffirms Full Year 2006 Operating Earnings Guidance
CHICAGO (April 26, 2006) — Exelon Corporation’s (Exelon) first quarter 2006 consolidated earnings prepared in accordance with GAAP were $400 million, or $0.59 per diluted share, compared with earnings of $521 million, or $0.77 per diluted share, in the first quarter of 2005.
Exelon’s adjusted (non-GAAP) operating earnings for the first quarter of 2006 were $420 million, or $0.62 per diluted share, compared with $452 million, or $0.67 per diluted share, for the same period in 2005. The decrease in adjusted (non-GAAP) operating earnings per share was primarily the result of unfavorable weather conditions in the Commonwealth Edison Company (ComEd) and PECO Energy Company (PECO) service territories; higher operating and maintenance expenses, including expenses related to stock-based compensation in accordance with SFAS No.123-R; and increased depreciation and amortization, including the higher competitive transition charge (CTC) amortization scheduled at PECO; partially offset by higher margins on wholesale market sales at Exelon Generation Company, LLC (Generation). Excluding the effects of unfavorable weather and timing-related items in the first quarter of 2006 and favorable one-time items in the first quarter of 2005, operating earnings increased in line with management expectations.
“While very mild weather and the timing of certain expense items put some pressure on first quarter results, Exelon’s earnings engine remains healthy,” said John W. Rowe, Exelon’s chairman, president and CEO. “Operational performance was strong, as demonstrated by a higher nuclear capacity factor and improved availability of our fossil fleet. Generation margins increased, as expected, over the first quarter of last year, and we had solid core growth in our delivery service business.” Rowe continued, “While our efforts to secure approval of our proposed merger with PSEG have progressed slowly, we believe we will be able to complete the merger and are committed to that end as long as the deal continues to make economic sense. Our most significant success in the first quarter came with the Illinois Commerce Commission’s approval of the auction process for ComEd’s power procurement beginning next year.”
A non-GAAP financial measure, adjusted (non-GAAP) operating earnings for the first quarter of 2006 do not include the following items that are included in reported GAAP earnings (all after tax):

•	Mark-to-market losses of $11 million, or $0.02 per diluted share, from non-trading activities.
•	Charges of $9 million, or $0.01 per diluted share, related to certain integration costs associated with the proposed merger with Public Service Enterprise Group Incorporated (PSEG).
•	Charges of $5 million, or $0.01 per diluted share, associated with the settlement of a tax matter at Generation related to its previous investment in Sithe Energies, Inc. (Sithe) and severance costs recorded at Exelon during the period.
•	Earnings of $5 million, or $0.01 per diluted share, resulting from investments in synthetic fuel-producing facilities.
Adjusted (non-GAAP) operating earnings for the first quarter of 2005 did not include the following items that were included in reported GAAP earnings (all after tax):
•	Mark-to-market gains of $39 million, or $0.06 per diluted share, from non-trading activities.

•	Earnings of $16 million, or $0.02 per diluted share, resulting from investments in synthetic fuel-producing facilities.

•	Earnings of $16 million, or $0.02 per diluted share, associated with Generation’s investment in Sithe.

•	Charges of $2 million related to certain integration costs associated with the proposed merger with PSEG.
2006 Earnings Outlook
“We are reaffirming our 2006 operating earnings guidance range of $3.00 to $3.30 per share,” said Rowe, “due to the ongoing strength of our core generation and delivery businesses. We remain comfortable with our original guidance range despite the challenge of mild weather and ongoing cost pressures across our businesses.”
Exelon’s outlook for 2006 adjusted (non-GAAP) operating earnings excludes mark-to-market adjustments from non-trading activities, income resulting from investments in synthetic fuel-producing facilities, significant impairments of intangible assets, certain severance costs, and certain costs associated with the proposed merger with PSEG. Giving consideration to these factors, Exelon estimates GAAP earnings in 2006 will also fall in the range of $3.00 to $3.30 per share, down from the previous estimate of $3.05 to $3.35 per share due to the expected partial phase-out of tax credits related to synthetic fuel-producing facilities. Continued high oil prices could result in a further reduction in GAAP earnings related to synthetic fuel-producing facilities due to an additional phase-out of tax credits and a potentially significant asset impairment related to the credits. These earnings estimates do not include any impact of future changes to GAAP. Earnings guidance is based on the assumption of normal weather.

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First Quarter Highlights
•	Proposed Merger with PSEG: On December 20, 2004, Exelon entered into a merger agreement with PSEG, and shareholders of both companies approved the transaction in July 2005. The merger was approved by the Federal Energy Regulatory Commission (FERC) in June 2005, and the Pennsylvania Public Utility Commission (PAPUC) voted unanimously to approve the merger and associated settlement terms on January 27, 2006. Various other states have given approvals related to the merger, including New York, Texas and Connecticut.

In New Jersey, hearings for the merger review concluded at the end of March 2006. Settlement discussions began in December and are expected to resume soon.

Approval of the merger by the Nuclear Regulatory Commission is expected soon. The other remaining regulatory review is the U.S. Department of Justice (DOJ). Exelon expects to complete all of the regulatory reviews and close the merger in the third quarter of 2006.

•	ComEd Procurement Case: On January 24, 2006, the Illinois Commerce Commission (ICC) approved ComEd’s procurement case, authorizing ComEd to procure power after 2006 through a “reverse-auction” competitive bidding process and to recover the costs from retail customers with no markup. The auction will be administered by an independent auction manager, with oversight by the ICC staff. The first auction is scheduled to take place during the fall, at which time ComEd’s entire load will be up for bid. To mitigate the effects of changes in future prices, the load will be staggered in three-year contracts. ComEd, the Attorney General of Illinois, Citizens Utility Board and other parties have filed appeals for review of portions of the order with the Illinois Appellate Court. While ComEd is generally supportive of the order in the procurement case, ComEd has objected to the requirement for a prudence review.

•	ComEd Rate Case: On August 31, 2005, ComEd filed a proposal with the ICC seeking approval of its first general rate case since January 1995. The rate case filing seeks to allocate the costs of supplying electricity and to adjust ComEd’s rates for delivering electricity to users in its service area, effective January 2007, in order to reflect ComEd’s rising costs and significant capital investment in its delivery system. The ICC staff and other parties have expressed opposition to the rate proposal. Hearings in the case concluded earlier in April, and an ALJ proposed order is expected June 8, 2006. An ICC order on the rate increase request is expected in late July 2006.

•	ComEd Mitigation Proposal: ComEd has offered to develop a “cap and deferral” proposal to ease residential customers’ transition after 2006 to cost-based rates from frozen rates, which would require regulatory approval to implement. Under the proposal, average residential rates at the end of 2009 will be no greater than they were in 1995. The proposal would limit the energy procurement costs that ComEd could pass through to its customers for a specified period of time and allow ComEd to collect any unrecovered procurement costs, including appropriate returns, in later years. This proposal was submitted in ComEd’s rate case and by agreement of the parties will be reviewed as part of a separate proceeding before the ICC.

•	ComEd Renewable Energy Filing: On April 4, 2006, ComEd filed with the ICC a proposal to purchase and receive recovery of costs associated with purchasing the output of a portfolio of wind resources of approximately 300 MW. The filing supports the ICC’s resolution of July 19,

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2005, which endorsed the governor’s proposal for a voluntary initiative in which electric suppliers would obtain resources equal to 2 percent of electricity sold to Illinois retail customers from renewable energy resources by 2007 and gradually increasing to a target of 8 percent by 2013. Additionally, the filing expresses ComEd’s support of the renewable, efficiency and demand response rulemaking proceedings ordered by the ICC in the procurement case.
•	Financing Activities: On February 10 through 16, 2006, Generation entered into additional bilateral credit facilities with total bank commitments of $950 million. These credit facilities are each for a term of 364 days and contain the same terms as existing revolving credit facilities.

On February 23, 2006, ComEd announced that it entered into a $1 billion senior secured 3-year revolving credit agreement. Borrowings under the credit agreement and other specified obligations of ComEd and its subsidiaries to the lenders are secured by First Mortgage Bonds of ComEd. In connection with the new credit facility, ComEd executed amendments to three existing credit facilities to which ComEd was a party with Exelon, PECO and Generation. The amendments remove ComEd as a borrower and remove provisions that would treat ComEd as a significant subsidiary under those three credit facilities. This is an additional step in the process to affirm the fact that ComEd is an independent entity, separate and distinct from parent Exelon, and to strengthen the company’s ability to successfully manage its transition to restructuring after 2006.

On March 6, 2006, ComEd issued $325 million of 5.90 percent First Mortgage Bonds, due March 15, 2036. The proceeds were used to reduce short-term debt that ComEd previously used to repay certain bond issues that were redeemed or matured in 2005.

•	Southeast Chicago Power Plant: On March 31, Generation and Peoples Energy announced their agreement to accelerate Exelon’s purchase of Peoples’ 30 percent interest in the Southeast Chicago Energy Project for $50 million, subject to certain closing adjustments. Southeast Chicago Energy Project is a 350-megawatt natural gas-fired, peaking electric power plant. It began operation as a joint venture between Generation and Peoples Calumet, LLC in 2002 with all of the facility’s output being sold to Exelon. Exelon will own and continue to receive 100 percent of the output, and Peoples Energy will remain as the fuel supplier to the plant. The purchase by Exelon is subject to FERC approval.

•	Nuclear Fleet Inspection: In February 2006, Exelon and Generation launched an initiative across its ten-station nuclear fleet to systematically assess systems that handle tritium and take the necessary actions to prevent the risk of inadvertent discharge of tritium into the environment. The initiative is in response to the detection of tritium in water samples taken related to leaks at the Braidwood, Byron and Dresden nuclear generating stations in Illinois. There is no health or safety threat to existing drinking water wells or sources based on current testing results, and the drinking water tested in residential wells meets federal safe drinking water standards. Exelon and Generation continue to monitor these matters and are working with state and local officials to determine the appropriate remediation plans, where necessary.

•	Nuclear Operations: Generation’s nuclear fleet, including its owned output from the Salem Generating Station operated by PSEG and co-owned by Generation, produced 33,491 GWhs in the first quarter of 2006, compared with 32,780 GWhs in the first quarter of 2005. The Exelon Nuclear-operated plants achieved a 91.0 percent capacity factor for the first quarter of 2006,

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compared with 89.9 percent for the first quarter of 2005. The Exelon Nuclear-operated plants completed three scheduled refueling outages and began a fourth in both of the first quarters of 2006 and 2005, while refueling outage days totaled 79 and 92, respectively. Operating expenses associated with the planned refueling outages were approximately $3 million (after tax) higher in the first quarter of 2006 compared with the first quarter of 2005. Total non-refueling outage days for the Exelon Nuclear-operated plants in the first quarter of 2006 were 25 versus 29 in the first quarter of 2005.
BUSINESS UNIT RESULTS
ComEd consists of the retail and wholesale electricity transmission and distribution operations in northern Illinois. ComEd’s net income in the first quarter of 2006 was $54 million compared with net income of $70 million in the first quarter of 2005. The first quarter 2006 net income included (all after tax) unrealized mark-to-market losses of $6 million from one wholesale contract at ComEd and expenses of $1 million related to certain integration costs associated with the proposed merger with PSEG. Excluding the impact of these items, ComEd’s net income decreased $9 million compared with the same quarter last year, primarily due to the impact of unfavorable weather, an increase in a reserve for potential refunds related to transmission revenues, and higher expenses related to stock-based compensation, partially offset by lower purchased power expense attributable to a contractual decrease in prices associated with ComEd’s power purchase agreement with Generation.
In the ComEd service territory, heating degree-days were down 11 percent relative to the same period in 2005 and were 16 percent below normal. January weather was the warmest in more than 30 years. ComEd’s total retail kWh deliveries decreased less than 1 percent in 2006 as compared with 2005, with a 4 percent decrease in deliveries to the residential customer class. ComEd’s first quarter 2006 revenues were $1,426 million, up 3 percent from $1,386 million in 2005, primarily due to increased deliveries to commercial, industrial and Power Purchase Option (PPO) customers. For ComEd, weather had an unfavorable after-tax impact of $4 million on first quarter 2006 earnings relative to 2005 and had an unfavorable after-tax impact of $9 million relative to the normal weather that was incorporated in earnings guidance.
PECO consists of the retail electricity transmission and distribution operations and the retail natural gas distribution business in southeastern Pennsylvania. PECO’s net income in the first quarter of 2006 was $93 million compared with net income of $129 million in the first quarter of 2005. The first quarter 2006 net income included (all after tax) expenses of $4 million related to certain integration costs associated with the proposed merger with PSEG and severance charges of $1 million. First quarter 2005 net income included after-tax charges of $2 million related to certain integration costs associated with the proposed merger with PSEG. Excluding the impact of these items, PECO’s net income decreased $33 million compared with the same quarter last year, primarily due to unfavorable weather conditions, higher CTC amortization and higher operating and maintenance expense, partially offset by increased electric revenues associated with certain authorized rate increases, including a scheduled CTC rate increase. The increases in CTC amortization expense and CTC rates are in accordance with PECO’s 1998 restructuring settlement with the PAPUC.
In the PECO service territory, heating degree-days were down 17 percent compared with the same period in 2005 and were 15 percent below normal. PECO’s total electric retail kWh deliveries decreased 2 percent, with residential deliveries down 5 percent. Retail gas sales were down 16 percent from the 2005 period. PECO’s first quarter 2006 revenues were $1,407 million, up 9 percent from

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$1,295 million in 2005, primarily due to the above-mentioned electric rate increases and a net increase in gas rates through PAPUC-approved changes to the purchased gas adjustment clause. For PECO, weather had an unfavorable after-tax impact of $19 million on first quarter 2006 earnings relative to 2005 and an unfavorable after-tax impact of $18 million relative to the normal weather that was incorporated in earnings guidance.
Exelon Generation consists of Exelon’s electric generation operations, competitive retail sales and power marketing and trading functions. First quarter 2006 net income was $268 million compared with $320 million in the first quarter of 2005. First quarter 2006 net income included (all after tax) mark-to-market losses of $13 million from non-trading activities, a charge of $4 million associated with the settlement of a tax matter related to its previous investment in Sithe and expenses of $4 million related to certain integration costs associated with the proposed merger with PSEG. First quarter 2005 net income included (all after tax) mark-to-market gains of $39 million from non-trading activities and earnings of $16 million associated with the sale of Generation’s investment in Sithe. Excluding the impact of these items, Generation’s net income increased $24 million compared with the same quarter last year, primarily due to higher revenue, net of purchased power and fuel expense, partially offset by higher operating and maintenance expenses and interest expense.
Generation’s revenue, net of purchased power and fuel expense, increased by $119 million in the first quarter of 2006 compared with the first quarter of 2005 excluding the mark-to-market impact in both years. The quarter-over-quarter increase in revenue, net of purchased power and fuel expense, was driven by higher average margins on wholesale market sales due to having previously re-priced forward hedges at higher prices, combined with higher spot market prices and the impact of higher nuclear output, as well as the contractual increase in the prices associated with Generation’s power sales agreement with PECO, partially offset by the contractual decrease in prices associated with Generation’s power sales agreement with ComEd.
Generation’s average realized margin on all electric sales, including sales to affiliates and excluding trading activity, was $27.42 per MWh in the first quarter of 2006 compared with $23.89 per MWh in the first quarter of 2005.
Adjusted (non-GAAP) Operating Earnings
Adjusted (non-GAAP) operating earnings, which generally exclude significant one-time charges or credits that are not normally associated with ongoing operations and mark-to-market adjustments from non-trading activities, are provided as a supplement to results reported in accordance with GAAP. Management uses such adjusted (non-GAAP) operating earnings measures internally to evaluate the company’s performance and manage its operations. Reconciliations of GAAP to adjusted (non-GAAP) operating earnings for historical periods are attached. Additional earnings release attachments, which include the reconciliations on page 6 are posted on Exelon’s Web site: www.exeloncorp.com and have been filed with the Securities and Exchange Commission on Form 8-K on April 26, 2006.
Note: Prior to the fourth quarter of 2005, Exelon operated in two business segments — Energy Delivery (ComEd and PECO) and Generation. As a result of the regulatory and organizational changes, ComEd and PECO are no longer reported as a combined Energy Delivery segment and are presented as separate segments.

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Conference call information: Exelon has scheduled a conference call for 11 AM ET (10 AM CT) on April 26, 2006. The call-in number in the U.S. is 866-672-2663, and the international call-in number is 973-582-2751. No password is required. Media representatives are invited to participate on a listen-only basis. The call will be web-cast and archived on Exelon’s Web site: www.exeloncorp.com. (Please select the Investor Relations page.)
Telephone replays will be available until May 10. The U.S. call-in number for replays is 877-519-4471, and the international call-in number is 973-341-3080. The confirmation code is 7227985.

This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from these forward-looking statements include those discussed herein as well as those discussed in (1) Exelon Corporation’s 2005 Annual Report on Form 10-K in (a) ITEM 1A. Risk Factors and (b) ITEM 8. Financial Statements and Supplementary Data: Exelon-Note 20, ComEd-Note 17, PECO-Note 15 and Generation-Note 17 and (2) other factors discussed in filings with the Securities and Exchange Commission (SEC) by Exelon Corporation, Commonwealth Edison Company, PECO Energy Company and Exelon Generation Company, LLC (Companies). Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this news release. None of the Companies undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this news release.
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Exelon Corporation is one of the nation’s largest electric utilities with approximately 5.2 million customers and more than $15 billion in annual revenues. The company has one of the industry’s largest portfolios of electricity generation capacity, with a nationwide reach and strong positions in the Midwest and Mid-Atlantic. Exelon distributes electricity to approximately 5.2 million customers in Illinois and Pennsylvania and natural gas to more than 470,000 customers in southeastern Pennsylvania. Exelon is headquartered in Chicago and trades on the NYSE under the ticker EXC.

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EXELON CORPORATION
Earnings Release Attachments

Consolidating Statements of Income — Three Months Ended March 31, 2006 and 2005 (a)	1

Business Segment Comparative Income Statements — ComEd and PECO — Three Months Ended March 31, 2006 and 2005 (a)	2

Business Segment Comparative Income Statements — Generation and Other — Three Months Ended March 31, 2006 and 2005 (a)	3

Consolidated Balance Sheets — March 31, 2006 and December 31, 2005	4

Consolidated Statements of Cash Flows — Three Months Ended March 31, 2006 and 2005	5

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Income — Exelon — Three Months Ended March 31, 2006 and 2005	6

Reconciliation of Adjusted (non-GAAP) Operating Earnings Per Diluted Share to GAAP Earnings Per Diluted Share — Three Months Ended March 31, 2006 and 2005	7

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Earnings By Business Segment — Three Months Ended March 31, 2006 and 2005	8

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Income — ComEd — Three Months Ended March 31, 2006 and 2005 (a)	9

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Income — PECO — Three Months Ended March 31, 2006 and 2005 (a)	10

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Income — Generation — Three Months Ended March 31, 2006 and 2005	11

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Income — Other — Three Months Ended March 31, 2006 and 2005 (a)	12

Electric Sales Statistics — Three Months Ended March 31, 2006 and 2005	13

ComEd and PECO Sales Statistics — Three Months Ended March 31, 2006 and 2005	14

Exelon Generation Power Marketing Statistics — Three Months Ended March, 31, 2006, December 31, 2005, September 30, 2005, June 30, 2005 and March 31, 2005	15

(a)	Certain reclassifications have been made in Exelon’s 2005 segment presentation in order to conform to the current presentation. These reclassifications had no effect on 2005 net income as previously reported.

EXELON CORPORATION
Consolidating Statements of Income
(unaudited)
(in millions)

	Three Months Ended March 31, 2006
					Exelon
	ComEd	PECO	Generation	Other	Consolidated
Operating revenues	$1,426	$1,407	$2,220	$(1,192)	$3,861

Operating expenses
Purchased power	862	487	363	(1,187)	525
Fuel	—	326	611	(13)	924
Operating and maintenance	216	148	668	5	1,037
Depreciation and amortization	98	171	67	27	363
Taxes other than income	81	65	43	5	194

Total operating expenses	1,257	1,197	1,752	(1,163)	3,043

Operating income (loss)	169	210	468	(29)	818

Other income and deductions
Interest expense	(76)	(69)	(43)	(36)	(224)
Equity in losses of unconsolidated affiliates	(3)	(3)	(3)	(30)	(39)
Other, net	1	3	7	34	45

Total other income and deductions	(78)	(69)	(39)	(32)	(218)

Income (loss) from continuing operations before income taxes	91	141	429	(61)	600
Income taxes	37	48	161	(45)	201

Income (loss) from continuing operations	54	93	268	(16)	399
Income from discontinued operations	—	—	—	1	1

Net income (loss)	$54	$93	$268	$(15)	$400

	Three Months Ended March 31, 2005
					Exelon
	ComEd	PECO	Generation	Other	Consolidated
Operating revenues	$1,386	$1,295	$2,020	$(1,140)	$3,561

Operating expenses
Purchased power	820	432	450	(1,134)	568
Fuel	—	265	358	(1)	622
Operating and maintenance	203	134	609	3	949
Depreciation and amortization	97	136	62	24	319
Taxes other than income	78	54	35	5	172

Total operating expenses	1,198	1,021	1,514	(1,103)	2,630

Operating income (loss)	188	274	506	(37)	931

Other income and deductions
Interest expense	(74)	(72)	(29)	(15)	(190)
Equity in losses of unconsolidated affiliates	(4)	(4)	—	(28)	(36)
Other, net	6	2	18	3	29

Total other income and deductions	(72)	(74)	(11)	(40)	(197)

Income (loss) from continuing operations before income taxes	116	200	495	(77)	734
Income taxes	46	71	191	(81)	227

Income from continuing operations	70	129	304	4	507
Income (loss) from discontinued operations	—	—	16	(2)	14

Net income	$70	$129	$320	$2	$521

EXELON CORPORATION
Business Segment Comparative Income Statements
(unaudited)
(in millions)

	ComEd
	Three Months Ended March 31,
	2006	2005	Variance
Operating revenues	$1,426	$1,386	$40

Operating expenses
Purchased power	862	820	42
Operating and maintenance	216	203	13
Depreciation and amortization	98	97	1
Taxes other than income	81	78	3

Total operating expenses	1,257	1,198	59

Operating income	169	188	(19)

Other income and deductions
Interest expense	(76)	(74)	(2)
Equity in losses of unconsolidated affiliates	(3)	(4)	1
Other, net	1	6	(5)

Total other income and deductions	(78)	(72)	(6)

Income before income taxes	91	116	(25)
Income taxes	37	46	(9)

Net income	$54	$70	$(16)

	PECO
	Three Months Ended March 31,
	2006	2005	Variance
Operating revenues	$1,407	$1,295	$112

Operating expenses
Purchased power	487	432	55
Fuel	326	265	61
Operating and maintenance	148	134	14
Depreciation and amortization	171	136	35
Taxes other than income	65	54	11

Total operating expenses	1,197	1,021	176

Operating income	210	274	(64)

Other income and deductions
Interest expense	(69)	(72)	3
Equity in losses of unconsolidated affiliates	(3)	(4)	1
Other, net	3	2	1

Total other income and deductions	(69)	(74)	5

Income before income taxes	141	200	(59)
Income taxes	48	71	(23)

Net income	$93	$129	$(36)

EXELON CORPORATION
Business Segment Comparative Income Statements
(unaudited)
(in millions)

	Generation
	Three Months Ended March 31,
	2006	2005	Variance
Operating revenues	$2,220	$2,020	$200

Operating expenses
Purchased power	363	450	(87)
Fuel	611	358	253
Operating and maintenance	668	609	59
Depreciation and amortization	67	62	5
Taxes other than income	43	35	8

Total operating expenses	1,752	1,514	238

Operating income	468	506	(38)

Other income and deductions
Interest expense	(43)	(29)	(14)
Equity in losses of unconsolidated affiliates	(3)	—	(3)
Other, net	7	18	(11)

Total other income and deductions	(39)	(11)	(28)

Income from continuing operations before income taxes	429	495	(66)
Income taxes	161	191	(30)

Income from continuing operations	268	304	(36)
Income from discontinued operations	—	16	(16)

Net income	$268	$320	$(52)

	Other (a)
	Three Months Ended March 31,
	2006	2005	Variance
Operating revenues	$(1,192)	$(1,140)	$(52)

Operating expenses
Purchased power	(1,187)	(1,134)	(53)
Fuel	(13)	(1)	(12)
Operating and maintenance	5	3	2
Depreciation and amortization	27	24	3
Taxes other than income	5	5	—

Total operating expenses	(1,163)	(1,103)	(60)

Operating loss	(29)	(37)	8

Other income and deductions
Interest expense	(36)	(15)	(21)
Equity in losses of unconsolidated affiliates	(30)	(28)	(2)
Other, net	34	3	31

Total other income and deductions	(32)	(40)	8

Loss from continuing operations before income taxes	(61)	(77)	16
Income taxes	(45)	(81)	36

Income (loss) from continuing operations	(16)	4	(20)
Income (loss) from discontinued operations	1	(2)	3

Net income (loss)	$(15)	$2	$(17)

(a)	Other includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities, Enterprises and other financing and investment activities, including investments in synthetic fuel-producing facilities.

EXELON CORPORATION
Consolidated Balance Sheets
(unaudited)
(in millions)

	March 31,	December 31,
	2006	2005
Current assets
Cash and cash equivalents	$174	$140
Restricted cash and investments	44	49
Accounts receivable, net
Customers	1,606	1,858
Other	292	337
Mark-to-market derivative assets	637	916
Inventories, at average cost
Fossil fuel	248	311
Materials and supplies	357	351
Deferred income taxes	96	80
Other	583	595

Total current assets	4,037	4,637

Property, plant and equipment, net	22,295	21,981

Deferred debits and other assets
Regulatory assets	4,235	4,386
Nuclear decommissioning trust funds	5,832	5,585
Investments	815	813
Goodwill	3,475	3,475
Mark-to-market derivative assets	369	311
Prepaid pension asset	373	377
Other	863	824

Total deferred debits and other assets	15,962	15,771

Total assets	$42,294	$42,389

Liabilities and shareholders’ equity
Current liabilities
Commercial paper and notes payable	$1,320	$1,290
Long-term debt due within one year	408	407
Long-term debt to ComEd Transitional Funding Trust and PECO Energy Transition Trust due within one year	702	507
Accounts payable	1,153	1,467
Mark-to-market derivative liabilities	953	1,282
Accrued expenses	845	1,005
Other	879	605

Total current liabilities	6,260	6,563

Long-term debt	8,064	7,759
Long-term debt to ComEd Transitional Funding Trust and PECO Energy Transition Trust	3,045	3,456
Long-term debt to other financing trusts	545	545

Deferred credits and other liabilities
Deferred income taxes	4,908	4,816
Unamortized investment tax credits	259	262
Asset retirement obligations	4,220	4,157
Pension obligations	285	268
Non-pension postretirement benefits obligations	1,049	1,014
Spent nuclear fuel obligation	915	906
Regulatory liabilities	2,268	2,170
Mark-to-market derivative liabilities	437	462
Other	767	798

Total deferred credits and other liabilities	15,108	14,853

Total liabilities	33,022	33,176

Minority interest of consolidated subsidiaries	—	1
Preferred securities of subsidiaries	87	87

Shareholders’ equity
Common stock	8,119	7,987
Treasury stock, at cost	(498)	(444)
Retained earnings	3,068	3,206
Accumulated other comprehensive loss	(1,504)	(1,624)

Total shareholders’ equity	9,185	9,125

Total liabilities and shareholders’ equity	$42,294	$42,389

EXELON CORPORATION
Consolidated Statements of Cash Flows
(in millions)

	Three Months Ended
	March 31,
	2006	2005
Cash flows from operating activities
Net income	$400	$521
Adjustments to reconcile net income to net cash flows provided by (used in) operating activities:
Depreciation, amortization and accretion, including nuclear fuel	524	478
Deferred income taxes and amortization of investment tax credits	(35)	634
Provision for uncollectible accounts	25	12
Equity in losses of unconsolidated affiliates	39	36
Gains on sales of investments and wholly owned subsidiaries	—	(19)
Other decommissioning-related activities	(6)	(13)
Other non-cash operating activities	47	(3)
Changes in assets and liabilities:
Accounts receivable	253	101
Inventories	65	74
Other current assets	(139)	(180)
Accounts payable, accrued expenses and other current liabilities	(454)	(228)
Counterparty collateral asset	146	(22)
Counterparty collateral liability	(41)	(1)
Income taxes	35	(344)
Net realized and unrealized mark-to-market and hedging transactions	21	(83)
Pension and non-pension postretirement benefit obligations	56	(1,962)
Other noncurrent assets and liabilities	(88)	(10)

Net cash flows provided by (used in) operating activities	848	(1,009)

Cash flows from investing activities
Capital expenditures	(613)	(489)
Proceeds from nuclear decommissioning trust fund sales	932	782
Investment in nuclear decommissioning trust funds	(1,000)	(834)
Acquisition of Sithe Energies, Inc.	—	(97)
Proceeds from sales of investments and wholly owned subsidiaries, net of $32 million of cash sold during the three months ended March 31, 2005	—	103
Investment in synthetic fuel-producing facilities	(33)	(28)
Change in restricted cash	5	(8)
Other investing activities	(4)	5

Net cash flows used in investing activities	(713)	(566)

Cash flows from financing activities
Issuance of long-term debt	320	91
Retirement of long-term debt	(16)	(111)
Retirement of long-term debt to financing affiliates	(215)	(205)
Change in other short-term debt	30	1,836
Dividends paid on common stock	(267)	(267)
Proceeds from employee stock plans	81	103
Purchase of treasury stock	(54)	(8)
Other financing activities	20	(3)

Net cash flows provided by (used in) financing activities	(101)	1,436

Increase (decrease) in cash and cash equivalents	34	(139)
Cash and cash equivalents at beginning of period	140	499

Cash and cash equivalents at end of period	$174	$360

EXELON CORPORATION
Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Income
(unaudited)
(in millions, except per share data)

	Three Months Ended March 31, 2006				Three Months Ended March 31, 2005
				Adjusted				Adjusted
	GAAP (a)	Adjustments		Non-GAAP	GAAP (a)	Adjustments		Non-GAAP
Operating revenues	$3,861	$10	(b)	$3,871	$3,561	$—		$3,561
Operating expenses
Purchased power	525	38	(b)	563	568	(19)	(b)	549
Fuel	924	(47)	(b)	877	622	82	(b)	704
Operating and maintenance	1,037	(22)	(c),(d),(e)	1,015	949	(17)	(c)	932
Depreciation and amortization	363	(21)	(c),(d)	342	319	(19)	(c),(d)	300
Taxes other than income	194	—		194	172	—		172

Total operating expenses	3,043	(52)		2,991	2,630	27		2,657

Operating income	818	62		880	931	(27)		904

Other income and deductions
Interest expense	(224)	9	(c),(f)	(215)	(190)	4	(c)	(186)
Equity in losses of unconsolidated affiliates	(39)	30	(c)	(9)	(36)	27	(c)	(9)
Other, net	45	(26)	(c),(d)	19	29	—		29

Total other income and deductions	(218)	13		(205)	(197)	31		(166)

Income from continuing operations before income taxes	600	75		675	734	4		738
Income taxes	201	55	(b),(c),(d),(e),(f)	256	227	57	(b),(c),(d)	284

Income from continuing operations	399	20		419	507	(53)		454
Income (loss) from discontinued operations	1	—		1	14	(16)	(g)	(2)

Net income	$400	$20		$420	$521	$(69)		$452

Earnings per average common share
Basic:
Income from continuing operations	$0.60	$0.03		$0.63	$0.76	$(0.08)		$0.68
Income from discontinued operations	—	—		—	0.02	(0.02)		—

Net income	$0.60	$0.03		$0.63	$0.78	$(0.10)		$0.68

Diluted:
Income from continuing operations	$0.59	$0.03		$0.62	$0.75	$(0.08)		$0.67
Income from discontinued operations	—	—		—	0.02	(0.02)		—

Net income	$0.59	$0.03		$0.62	$0.77	$(0.10)		$0.67

Average common shares outstanding
Basic	669			669	666			666
Diluted	675			675	675			675

Effect of adjustments on earnings per average diluted common share recorded in accordance with GAAP:
Mark-to-market (b)		$(0.02)				$0.06
Investments in synthetic fuel-producing facilities (c)		0.01				0.02
PSEG merger costs (d)		(0.01)				—
Settlement of a tax matter at Generation related to Sithe (f)		(0.01)				—
2005 financial impact of Generation’s investment in Sithe (g)		—				0.02

Total adjustments		$(0.03)				$0.10

(a)	Results reported in accordance with accounting principles generally accepted in the United States (GAAP).

(b)	Adjustment to exclude the mark-to-market impact of Exelon’s non-trading activities.

(c)	Adjustment to exclude the financial impact of Exelon’s investments in synthetic fuel-producing facilities.

(d)	Adjustment to exclude certain costs associated with Exelon’s anticipated merger with Public Service Enterprise Group, Inc. (PSEG).

(e)	Adjustment to exclude severance charges.

(f)	Adjustment to exclude the settlement of a tax matter at Generation related to Sithe Energies, Inc. (Sithe).

(g)	Adjustment to exclude the 2005 financial impact of Generation’s investment in Sithe.

EXELON CORPORATION
Reconciliation of Adjusted (non-GAAP) Operating Earnings
Per Diluted Share to GAAP Earnings Per Diluted Share
Three Months Ended March 31, 2006 and 2005

2005 GAAP Earnings per Diluted Share	$0.77

2005 Adjusted (non-GAAP) Operating Earnings Adjustments:
Mark-to-Market (1)	(0.06)
Investments in Synthetic Fuel-Producing Facilities (2)	(0.02)
2005 Financial Impact of Generation’s Investment in Sithe (3)	(0.02)

2005 Adjusted (non-GAAP) Operating Earnings	0.67

Year Over Year Effects on Earnings:
ComEd Energy Margins:
Weather (4)	(0.01)
Net Transmission Revenues (SECA) (5)	(0.01)
PECO Energy Margins:
Weather (6)	(0.03)
Other Energy Delivery (7)	0.03
Generation Energy Margins, Excluding Mark-to-Market (8)	0.14
Stock Compensation (9)	(0.02)
Pension and Non-Pension Postretirement Benefits Expense (10)	(0.01)
Other Operating and Maintenance Expense (11)	(0.05)
Depreciation and Amortization (12)	(0.04)
Interest Expense (13)	(0.02)
Taxes Other Than Income (14)	(0.02)
Other	(0.01)

2006 Adjusted (non-GAAP) Operating Earnings	0.62

2006 Adjusted (non-GAAP) Operating Earnings Adjustments:
Mark-to-Market (1)	(0.02)
Investments in Synthetic Fuel-Producing Facilities (2)	0.01
Charges Associated with Exelon’s Anticipated Merger with PSEG (15)	(0.01)
Settlement of a Tax Matter at Generation Related to Sithe (16)	(0.01)

2006 GAAP Earnings per Diluted Share	$0.59

(1)	Reflects the mark-to-market impact of Exelon’s non-trading activities.

(2)	Reflects the financial impact of Exelon’s investments in synthetic fuel-producing facilities.

(3)	Reflects the 2005 financial impact of Generation’s investment in Sithe (sold in January 2005).

(4)	Reflects unfavorable weather conditions in the ComEd service territory.

(5)	Reflects a decrease in net recognized SECA revenues.

(6)	Reflects unfavorable weather conditions in the PECO service territory.

(7)	Reflects increased revenues at PECO primarily due to authorized electric rate increases, including scheduled CTC rate increases in accordance with PECO’s 1998 restructuring settlement with the PAPUC.

(8)	Reflects higher realized prices on market sales at Generation. Excludes the effects of Sithe, Tamuin International, mark-to-market and the impact of the 2006 change in the purchased power agreement with ComEd.

(9)	Reflects increased stock compensation costs primarily due to the adoption of SFAS No. 123-R.

(10)	Reflects increased pension and non-pension postretirement benefits expense primarily due to changes in actuarial assumptions in 2006.

(11)	Reflects increased operating and maintenance expense, primarily due to increased costs at Generation associated with non-outage operating costs and nuclear refueling expenses.

(12)	Reflects increased depreciation and amortization primarily due to increased CTC amortization at PECO.

(13)	Primarily reflects interest expense associated with the debt issued to fund Exelon’s pension contribution that was made at the end of the first quarter of 2005. Excludes the effects of Sithe and investments in synthetic fuel-producing facilities.

(14)	Reflects increased taxes other than income primarily due to favorable real estate tax settlements at PECO and Generation in the first quarter of 2005.

(15)	Reflects certain costs incurred in connection with Exelon’s proposed merger with PSEG.

(16)	Reflects the settlement of a tax matter at Generation related to Sithe.

EXELON CORPORATION
Reconciliation of Adjusted (non-GAAP) Operating Earnings
to GAAP Earnings By Business Segment (in millions)
Three Months Ended March 31, 2006 and 2005

	ComEd	PECO	Generation	Other	Exelon

2005 GAAP Earnings	$70	$129	$320	$2	$521

2005 Adjusted (non-GAAP) Operating Earnings Adjustments:
Mark-to-Market (1)	—	—	(39)	—	(39)
Investments in Synthetic Fuel-Producing Facilities (2)	—	—	—	(16)	(16)
2005 Financial Impact of Generation’s Investment in Sithe (3)	—	—	(16)	—	(16)
Charges Associated with Exelon’s Anticipated Merger with PSEG (4)	—	2	—	—	2

2005 Adjusted (non-GAAP) Operating Earnings	70	131	265	(14)	452

Year Over Year Effects on Earnings:
ComEd and PECO Energy Margins:
Weather (5)	(4)	(19)	—	—	(23)
Net Transmission Revenues (SECA) (6)	(9)	(1)	—	—	(10)
Other Energy Delivery (7)	(1)	17	—	—	16
Generation Energy Margins, Excluding Mark-to-Market (8)	—	—	92	—	92
ComEd and Generation PPA Rate Change (9)	18	—	(18)	—	—
Stock Compensation (10)	(5)	(3)	(8)	—	(16)
Pension and Non-Pension Postretirement Benefits Expense (11)	(1)	(2)	(4)	—	(7)
Other Operating and Maintenance Expense (12)	(2)	(3)	(25)	(1)	(31)
Depreciation and Amortization (13)	(1)	(23)	(3)	—	(27)
Interest Expense (14)	—	3	(5)	(12)	(14)
Taxes Other Than Income and Other (15)	(4)	(2)	(5)	(1)	(12)

2006 Adjusted (non-GAAP) Operating Earnings	61	98	289	(28)	420

2006 Adjusted (non-GAAP) Operating Earnings Adjustments:
Mark-to-Market (1)	(6)	—	(13)	8	(11)
Investments in Synthetic Fuel-Producing Facilities (2)	—	—	—	5	5
Charges Associated with Exelon’s Anticipated Merger with PSEG (4)	(1)	(4)	(4)	—	(9)
Severance Charges (16)	—	(1)	—	—	(1)
Settlement of a Tax Matter at Generation Related to Sithe (17)	—	—	(4)	—	(4)

2006 GAAP Earnings	$54	$93	$268	$(15)	$400

(1)	Reflects the mark-to-market impact of Exelon’s non-trading activities.

(2)	Reflects the financial impact of Exelon’s investments in synthetic fuel-producing facilities.

(3)	Reflects the 2005 financial impact of Generation’s investment in Sithe (sold in January 2005).

(4)	Reflects certain costs incurred in connection with Exelon’s proposed merger with PSEG.

(5)	Reflects unfavorable weather conditions in the ComEd and PECO service territories.

(6)	Reflects a decrease in net recognized SECA revenues.

(7)	Reflects increased revenues at PECO primarily due to authorized electric rate increases, including scheduled CTC rate increases in accordance with PECO’s 1998 restructuring settlement with the PAPUC.

(8)	Reflects higher realized prices on market sales at Generation. Excludes the effects of Sithe, Tamuin International, mark-to-market and the impact of the 2006 change in the purchased power agreement with ComEd.

(9)	Reflects the impact on net income of decreased prices in accordance with ComEd’s purchased power agreement with Generation.

(10)	Reflects increased stock compensation costs primarily due to the adoption of SFAS No. 123-R.

(11)	Reflects increased pension and non-pension postretirement benefits expense primarily due to changes in actuarial assumptions in 2006.

(12)	Reflects increased operating and maintenance expense, primarily due to increased costs at Generation associated with non-outage operating costs and nuclear refueling expenses.

(13)	Reflects increased depreciation and amortization primarily due to increased CTC amortization at PECO.

(14)	Primarily reflects interest expense associated with the debt issued to fund Exelon’s pension contribution that was made at the end of the first quarter of 2005. Excludes the effects of Sithe and investments in synthetic fuel-producing facilities.

(15)	Primarily reflects increased taxes other than income primarily due to favorable real estate tax settlements at PECO and Generation in the first quarter of 2005.

(16)	Reflects severance charges recorded during the period.

(17)	Reflects the settlement of a tax matter at Generation related to Sithe.

EXELON CORPORATION
Reconciliation of Adjusted (non-GAAP) Operating Earnings to
GAAP Consolidated Statements of Income
(unaudited)
(in millions)

	ComEd
	Three Months Ended March 31, 2006				Three Months Ended March 31, 2005
				Adjusted			Adjusted
	GAAP (a)	Adjustments		Non-GAAP	GAAP (a)	Adjustments	Non-GAAP
Operating revenues	$1,426	$10	(b)	$1,436	$1,386	$—	$1,386

Operating expenses
Purchased power	862	—		862	820	—	820
Operating and maintenance	216	(1)	(c)	215	203	—	203
Depreciation and amortization	98	—		98	97	—	97
Taxes other than income	81	—		81	78	—	78

Total operating expenses	1,257	(1)		1,256	1,198	—	1,198

Operating income	169	11		180	188	—	188

Other income and deductions
Interest expense	(76)	—		(76)	(74)	—	(74)
Equity in losses of unconsolidated affiliates	(3)	—		(3)	(4)	—	(4)
Other, net	1	—		1	6	—	6

Total other income and deductions	(78)	—		(78)	(72)	—	(72)

Income before income taxes	91	11		102	116	—	116

Income taxes	37	4	(b),(c)	41	46	—	46

Net income	$54	$7		$61	$70	$—	$70

(a)	Results reported in accordance with GAAP.

(b)	Adjustment to exclude the mark-to-market impact of one wholesale contract at ComEd.

(c)	Adjustment to exclude certain costs associated with Exelon’s anticipated merger with PSEG.

EXELON CORPORATION
Reconciliation of Adjusted (non-GAAP) Operating Earnings to
GAAP Consolidated Statements of Income
(unaudited)
(in millions)

	PECO
	Three Months Ended March 31, 2006				Three Months Ended March 31, 2005
				Adjusted				Adjusted
	GAAP (a)	Adjustments		Non-GAAP	GAAP (a)	Adjustments		Non-GAAP
Operating revenues	$1,407	$—		$1,407	$1,295	$—		$1,295

Operating expenses
Purchased power	487	—		487	432	—		432
Fuel	326	—		326	265	—		265
Operating and maintenance	148	(3)	(b),(c)	145	134	—		134
Depreciation and amortization	171	(4)	(b)	167	136	(3)	(b)	133
Taxes other than income	65	—		65	54	—		54

Total operating expenses	1,197	(7)		1,190	1,021	(3)		1,018

Operating income	210	7		217	274	3		277

Other income and deductions
Interest expense	(69)	—		(69)	(72)	—		(72)
Equity in losses of unconsolidated affiliates	(3)	—		(3)	(4)	—		(4)
Other, net	3	—		3	2	—		2

Total other income and deductions	(69)	—		(69)	(74)	—		(74)

Income before income taxes	141	7		148	200	3		203

Income taxes	48	2	(b),(c)	50	71	1	(b)	72

Net income	$93	$5		$98	$129	$2		$131

(a)	Results reported in accordance with GAAP.

(b)	Adjustment to exclude certain costs associated with Exelon’s anticipated merger with PSEG.

(c)	Adjustment to exclude severance charges.

EXELON CORPORATION
Reconciliation of Adjusted (non-GAAP) Operating Earnings to
GAAP Consolidated Statements of Income
(unaudited)
(in millions)

	Generation
	Three Months Ended March 31, 2006				Three Months Ended March 31, 2005
				Adjusted				Adjusted
	GAAP (a)	Adjustments		Non-GAAP	GAAP (a)	Adjustments		Non-GAAP
Operating revenues	$2,220	$—		$2,220	$2,020	$—		$2,020

Operating expenses
Purchased power	363	38	(b)	401	450	(19)	(b)	431
Fuel	611	(60)	(b)	551	358	82	(b)	440
Operating and maintenance	668	(3)	(c)	665	609	—		609
Depreciation and amortization	67	—		67	62	—		62
Taxes other than income	43	—		43	35	—		35

Total operating expenses	1,752	(25)		1,727	1,514	63		1,577

Operating income	468	25		493	506	(63)		443

Other income and deductions
Interest expense	(43)	6	(d)	(37)	(29)	—		(29)
Equity in losses of unconsolidated affiliates	(3)	—		(3)	—	—		—
Other, net	7	4	(c)	11	18	—		18

Total other income and deductions	(39)	10		(29)	(11)	—		(11)

Income from continuing operations before income taxes	429	35		464	495	(63)		432

Income taxes	161	14	(b),(c),(d)	175	191	(24)	(b)	167

Income from continuing operations	268	21		289	304	(39)		265

Income from discontinued operations	—	—		—	16	(16)	(e)	—

Net income	$268	$21		$289	$320	$(55)		$265

(a)	Results reported in accordance with GAAP.

(b)	Adjustment to exclude the mark-to-market impact of Generation’s non-trading activities.

(c)	Adjustment to exclude certain costs associated with Exelon’s anticipated merger with PSEG.

(d)	Adjustment to exclude the settlement of a tax matter at Generation related to Sithe.

(e)	Adjustment to exclude the 2005 financial impact of Generation’s investment in Sithe.

EXELON CORPORATION
Reconciliation of Adjusted (non-GAAP) Operating Earnings to
GAAP Consolidated Statements of Income
(unaudited)
(in millions)

	Other
	Three Months Ended March 31, 2006				Three Months Ended March 31, 2005
				Adjusted				Adjusted
	GAAP (a)	Adjustments		Non-GAAP	GAAP (a)	Adjustments		Non-GAAP
Operating revenues	$(1,192)	$—		$(1,192)	$(1,140)	$—		$(1,140)

Operating expenses
Purchased power	(1,187)	—		(1,187)	(1,134)	—		(1,134)
Fuel	(13)	13	(b)	—	(1)	—		(1)
Operating and maintenance	5	(15)	(c)	(10)	3	(17)	(c)	(14)
Depreciation and amortization	27	(17)	(c)	10	24	(16)	(c)	8
Taxes other than income	5	—		5	5	—		5

Total operating expenses	(1,163)	(19)		(1,182)	(1,103)	(33)		(1,136)

Operating loss	(29)	19		(10)	(37)	33		(4)

Other income and deductions
Interest expense	(36)	3	(c)	(33)	(15)	4	(c)	(11)
Equity in losses of unconsolidated affiliates	(30)	30	(c)	—	(28)	27	(c)	(1)
Other, net	34	(30)	(c)	4	3	—		3

Total other income and deductions	(32)	3		(29)	(40)	31		(9)

Loss from continuing operations before income taxes	(61)	22		(39)	(77)	64		(13)
Income taxes	(45)	35	(b),(c)	(10)	(81)	80	(c)	(1)

Income (loss) from continuing operations	(16)	(13)		(29)	4	(16)		(12)

Income (loss) from discontinued operations	1	—		1	(2)	—		(2)

Net income (loss)	$(15)	$(13)		$(28)	$2	$(16)		$(14)

(a)	Results reported in accordance with GAAP.

(b)	Adjustment to exclude the mark-to-market impact of certain non-trading activities.

(c)	Adjustment to exclude the financial impact of Exelon’s investments in synthetic fuel-producing facilities.

EXELON CORPORATION
Electric Sales Statistics

	Three Months Ended March 31,
(in GWhs)	2006	2005	% Change
Supply
Nuclear	33,491	32,780	2.2%
Purchased Power — Generation (a)	7,770	9,546	(18.6%)
Fossil and Hydro	2,971	3,137	(5.3%)

Power Team Supply	44,232	45,463	(2.7%)
Purchased Power — Other	319	186	71.5%

Total Electric Supply Available for Sale	44,551	45,649	(2.4%)
Less: Line Loss and Company Use	(2,537)	(2,284)	11.1%

Total Supply	42,014	43,365	(3.1%)

Energy Sales
Retail Sales	32,345	32,654	(0.9%)
Power Team Market Sales (a)	12,980	15,645	(17.0%)
Interchange Sales and Sales to Other Utilities	752	579	29.9%

	46,077	48,878	(5.7%)
Less: Distribution Only Sales	(4,063)	(5,513)	(26.3%)

Total Energy Sales	42,014	43,365	(3.1%)

(a)	Purchased power and market sales do not include trading volume of 6,985 GWhs and 5,751 GWhs for the three months ended March 31, 2006 and 2005, respectively.

EXELON CORPORATION
ComEd and PECO Sales Statistics
Three Months Ended March 31, 2006 and 2005

	ComEd					PECO
Electric Deliveries (in GWhs)	2006		2005		% Change	2006	2005	% Change
Full Service (a)
Residential	6,797		7,111		(4.4%)	3,198	3,268	(2.1%)
Small Commercial & Industrial	5,319		5,108		4.1%	1,883	1,732	8.7%
Large Commercial & Industrial	2,179		1,780		22.4%	3,702	3,510	5.5%
Public Authorities & Electric Railroads	601		530		13.4%	243	227	7.0%

Total Full Service	14,896		14,529		2.5%	9,026	8,737	3.3%

PPO (ComEd Only)
Small Commercial & Industrial	1,509		1,025		47.2%
Large Commercial & Industrial	1,523		1,485		2.6%

	3,032		2,510		20.8%

Delivery Only (b)
Residential	(d	)	(d	)		18	104	(82.7%)
Small Commercial & Industrial	894		1,668		(46.4%)	182	397	(54.2%)
Large Commercial & Industrial	2,951		3,158		(6.6%)	18	186	(90.3%)

	3,845		4,826		(20.3%)	218	687	(68.3%)

Total PPO and Delivery Only	6,877		7,336		(6.3%)	218	687	(68.3%)

Total Retail Deliveries	21,773		21,865		(0.4%)	9,244	9,424	(1.9%)

Gas Deliveries (mmcf) (PECO only)						31,801	37,679	(15.6%)

Revenue (in millions)
Full Service (a)
Residential	$549		$565		(2.8%)	$405	$386	4.9%
Small Commercial & Industrial	388		371		4.6%	209	184	13.6%
Large Commercial & Industrial	110		88		25.0%	295	263	12.2%
Public Authorities & Electric Railroads	36		33		9.1%	21	20	5.0%

Total Full Service	1,083		1,057		2.5%	930	853	9.0%

PPO (ComEd Only) (c)
Small Commercial & Industrial	102		65		56.9%
Large Commercial & Industrial	90		79		13.9%

	192		144		33.3%

Delivery Only (b)
Residential	(d	)	(d	)		1	7	(85.7%)
Small Commercial & Industrial	11		32		(65.6%)	9	18	(50.0%)
Large Commercial & Industrial	27		38		(28.9%)	1	5	(80.0%)

	38		70		(45.7%)	11	30	(63.3%)

Total PPO and Delivery Only	230		214		7.5%	11	30	(63.3%)

Total Retail Electric Revenue	1,313		1,271		3.3%	941	883	6.6%

Wholesale and Miscellaneous Revenue (e)	123		115		7.0%	58	52	11.5%

Mark-to-market wholesale contract	(10)		—		n.m.	—	—

Gas Revenue (PECO only)	n/a		n/a			408	360	13.3%

Total Revenues	$1,426		$1,386		2.9%	$1,407	$1,295	8.6%

Heating and Cooling Degree-Days	2006		2005		Normal	2006	2005	Normal
Heating Degree-Days	2,741		3,080		3,266	2,187	2,624	2,559
Cooling Degree-Days	—		1		1	1	—	—

(a)	Full service reflects deliveries to customers taking electric service under tariffed rates, which include the cost of energy and the cost of the transmission and distribution of the energy. PECO’s tariffed rates also include a competitive transition charge (CTC).

(b)	Delivery only service reflects customers electing to receive electric generation service from an alternative energy supplier. Revenue from customers choosing an alternative energy supplier includes a distribution charge and a CTC.

(c)	Revenue from customers choosing ComEd’s PPO includes an energy charge at market rates, transmission and distribution charges and a CTC.

(d)	All ComEd residential customers are eligible to choose their supplier of electricity. As of March 31, 2006, one alternative supplier was approved to serve residential customers in the ComEd service territory. However, no residential customers have selected this alternative supplier.

(e)	Wholesale and miscellaneous revenue includes transmission revenue from PJM, sales to municipalities and other wholesale energy sales.

n.m. — not meaningful

n/a — not applicable

EXELON CORPORATION
Exelon Generation Power Marketing Statistics

	Three Months Ended
	March 31, 2006	December 31, 2005	September 30, 2005	June 30, 2005	March 31, 2005
GWh Sales
ComEd	20,309	19,749	24,331	19,625	19,093
PECO	9,615	9,404	11,442	8,957	9,360
Market and Retail Sales	14,308	17,431	19,525	18,410	17,010

Total Sales (a)	44,232	46,584	55,298	46,992	45,463

Average Margin ($/MWh)
Average Realized Revenue
ComEd	$37.22	$32.56	$39.87	$38.47	$38.60
PECO	43.27	42.32	44.84	42.20	40.71
Market and Retail Sales (b)	52.14	49.34	53.16	42.53	38.80
Total Sales — without trading	43.36	40.81	45.61	40.77	39.11

Average Purchased Power and Fuel Cost — without trading (c)	$15.94	$18.78	$27.09	$17.71	$15.22

Average Margin — without trading (c)	$27.42	$22.03	$18.52	$23.06	$23.89

Around-the-clock Market Prices ($/MWh)
PECO — PJM West Hub	$56.42	$73.87	$75.33	$47.30	$47.18
ComEd — NIHUB	42.48	52.81	54.75	38.35	39.68

2006 Forward market prices — April through December
Around-the-clock Market Prices ($/MWh)
PECO — PJM West Hub	$59.30
ComEd — NIHUB	45.90
Gas Prices ($/Mmbtu)
Henry Hub	$8.00

(a)	Total sales do not include trading volume of 6,985 GWhs, 8,756 GWhs, 6,757 GWhs, 5,660 GWhs and 5,751 GWhs for the three months ended March 31, 2006, December 31, 2005, September 30, 2005, June 30, 2005 and March 31, 2005, respectively.

(b)	Market and retail sales exclude revenues related to tolling agreements of $52 million and $34 million for the three months ended September 30, 2005 and June 30, 2005, respectively.

(c)	Excludes the mark-to-market impact of Generation’s non-trading activities.